Exhibit 99

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Board of Directors and Stockholders
WVS Financial Corp.

We have reviewed the accompanying consolidated balance sheet of WVS Financial Corp. and subsidiary as of September 30, 2008; the related consolidated statement of income for the three-month periods ended September 30, 2008 and 2007; the consolidated statement of changes in stockholders' equity for the three-month period ended September 30, 2008; and the consolidated statement of cash flows for the three-month periods ended September 30, 2008 and 2007. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of WVS Financial Corp as of June 30, 2008, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein), and in our report dated September 8, 2008, we expressed an unqualified opinion on those consolidated financial statements.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
November 10, 2008

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